Exhibit f.48

EXECUTION COPY

HERCULES CAPITAL FUNDING TRUST 2014-1 NOTES

U.S. $129,300,000 OF 3.524% ASSET-BACKED NOTES

NOTE PURCHASE AGREEMENT

November 4, 2014

Guggenheim Securities, LLC,

as Initial Purchaser (the “Initial Purchaser”)

330 Madison Avenue

New York, New York 10017

Ladies and Gentlemen:

Section 1. Authorization of Notes.

Hercules Technology Growth Capital, Inc. (the “Company”), as sole member of Hercules Capital Funding 2014-1 LLC (the “Trust Depositor”), has duly authorized the sale of the 3.524% Asset-Backed Notes (the “Notes”) of Hercules Capital Funding Trust 2014-1, a Delaware statutory trust (the “Trust”). The Notes will be issued by the Trust in an aggregate principal amount of $129,300,000. The Notes will be offered by the Trust pursuant to the Memoranda (as defined below). The Trust was formed pursuant to (i) a Trust Agreement, dated as of October 1, 2014, as amended and restated as of the Closing Date (as defined below) (the “Trust Agreement”) between the Trust Depositor and Wilmington Trust, National Association, as the owner trustee (the “Owner Trustee”) and (ii) a Certificate of Trust filed with the Secretary of State of the State of Delaware on October 1, 2014. In addition to the Notes, the Trust is issuing a Trust Certificate (the “Certificate”). The Certificate will represent a fractional undivided beneficial interest in the Trust. The Certificate will be issued pursuant to the Trust Agreement. The Notes will be issued pursuant to an Indenture, to be dated as of the Closing Date (the “Indenture”), between the Trust and U.S. Bank National Association, as the trustee (the “Trustee”). The Notes will be secured by the assets of the Trust. The primary assets of the Trust will be a pool of senior commercial loans made to life sciences companies and technology companies and secured by security interests in certain assets of those companies, originated or acquired by the Company or its affiliates (collectively, the “Loans”). The Trust Depositor will acquire loans from the Company pursuant to a Sale and Contribution Agreement, to be dated as of the Closing Date (the “Sale and Contribution Agreement”) between the Company and the Trust Depositor. Pursuant to a Sale and Servicing Agreement, to be dated as of the Closing Date (the “Sale and Servicing Agreement”), among the Trust, the Company, the Trust Depositor, and the Trustee, the Trust Depositor will sell, transfer and convey to the Trust, without recourse, all of its right, title and interest in the Loans in consideration for the Trust’s payment of portion of the proceeds of the Notes and the issuance of the Certificate to the Trust Depositor. Pursuant to the Indenture, as security for the indebtedness represented by the Notes, the Trust will pledge and grant to the Trustee a security interest in the Loans, and its rights under the Sale and Contribution Agreement and the Sale and Servicing Agreement. This Note Purchase Agreement (the “Agreement”), the Trust Agreement, the Sale and Contribution Agreement, the Sale and Servicing Agreement and the Indenture are referred to collectively herein as the “Transaction Documents.”

Capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Sale and Servicing Agreement.

The Notes are to be offered without being registered under the Securities Act of 1933, as amended (the “Securities Act”), to “qualified institutional buyers” in compliance with the exemption from registration provided by Rule 144A under the Securities Act (“QIBs”), in offshore transactions to non-U.S. persons in reliance on Regulation S under the Securities Act (“Regulation S”), and to institutional “accredited investors” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) (“Institutional Accredited Investors”) who, in each case, are “qualified purchasers” (“Qualified Purchasers”) for purposes of Section 3(c)(7) under the Investment Company Act of 1940, as amended (the “1940 Act”).

In connection with the sale of the Notes, the Company has prepared a preliminary offering memorandum dated October 22, 2014 (including any exhibits, amendments or supplements thereto and all information incorporated therein by reference, the “Preliminary Memorandum”), and a final offering memorandum dated November 4, 2014 (including any exhibits, amendments or supplements thereto and all information incorporated therein by reference, the “Final Memorandum”, and each of the Preliminary Memorandum and the Final Memorandum, a “Memorandum” or together the “Memoranda”) including a description of the terms of the Notes, the terms of the offering, and the Trust. The Company has also posted information relating to the performance of the Loans, one or more marketing books, and certain additional information and documents concerning the Notes, the Loans and the Company to a password protected Internet site accessible by potential investors (such information the “Additional Offering Materials”). It is understood and agreed that 1:30 pm New York time on November 4, 2014 constitutes the time of the contract of sale of the Notes for purposes of Rule 159 under the Securities Act (the “Time of Sale”). It is further understood and agreed that the Preliminary Offering Memorandum and the Additional Offering Materials as of the Time of Sale shall be the entirety of the information conveyed to investors as of the Time of Sale, and that “Time of Sale Information” shall refer exclusively to such information, in either case in such form that has not been superseded by any amendment or supplement thereto.

It is understood and agreed that nothing in this Agreement shall prevent the Initial Purchaser from entering into any agency agreements, underwriting agreements or other similar agreements governing the offer and sale of securities with any issuer or issuers of securities, and nothing contained herein shall be construed in any way as precluding or restricting the Initial Purchaser’s right to sell or offer for sale any securities issued by any person, including securities similar to, or competing with, the Notes.

Each of the Company and the Trust Depositor, as applicable, hereby agrees with you, as the Initial Purchaser, as follows:

Section 2. Purchase and Sale of Notes.

(a) Subject to the terms and conditions and in reliance upon the representations and warranties set forth herein, the Trust agrees to sell to the Initial Purchaser, and the Initial Purchaser agrees to use commercially reasonable efforts to place, the aggregate principal amount of Notes set forth on Schedule I hereto with investors on a private placement basis in accordance with the terms hereof. The Notes will be purchased at a price of 3.524%. It is understood and agreed that the Initial Purchaser is not acquiring and has no obligation to acquire the Certificate and the Certificate will be acquired by the Trust Depositor on the Closing Date pursuant to the Trust Agreement. It is further understood and agreed that the Initial Purchaser may retain the Notes, purchase the Notes for its own account, or sell the Notes to its affiliates or to any other investor in accordance with the applicable provisions hereof and of the Indenture. The Notes sold hereby shall be issued and sold free from all liens, charges and encumbrances, equities and other third party rights of any nature whatsoever, together with all rights of any nature whatsoever attaching or accruing to them now or after the date of this Agreement. The Initial Purchaser shall have the right to reject, in whole or in part, any offer received by it to purchase Notes and any such rejection by the Initial Purchaser shall not be deemed a breach of the agreements contained herein.

(b) In addition, whether or not the transactions contemplated hereby shall be consummated, the Company agrees to pay (or cause to be paid by the Trust) certain costs and expenses incidental to the performance by the Company of its obligations hereunder and under the documents to be executed and delivered in connection with the offering, issuance, sale, exchange and delivery of the Notes (the “Documents”), including, without duplication, (i) the reasonable and documented out-of-pocket fees and disbursements of counsel to the Company; (ii) the reasonable and documented out-of-pocket fees and expenses of any trustees or custodian due to such trustees’ or custodian’s initial expenses incurred in connection with the issuance of the Notes and their or its counsel, as applicable; (iii) the reasonable and documented out-of-pocket fees and expenses of any bank establishing and maintaining accounts on behalf of the holders of the Notes in accordance with the Sale and Servicing Agreement; (iv) the reasonable and documented out-of-pocket fees and expenses of the accountants for the Company, including the fees for the “comfort letters” or “agreed-upon procedures letters” required by the Initial Purchaser, any rating agency or any purchaser in connection with the offering, sale, issuance and delivery of the Notes; (v) the reasonable and documented out-of-pocket expenses incurred in connection with the preparation and distribution of each Memorandum, the Additional Offering Materials and other disclosure materials prepared and distributed and all expenses incurred in connection with the preparation and distribution of the Transaction Documents; (vi) the fees charged by any securities rating agency for rating the Notes; (vii) the reasonable and documented out-of-pocket fees for any securities identification service for any CUSIP or similar identification number required by the purchasers or requested by the Initial Purchaser; (viii) all reasonable and documented out-of-pocket fees and disbursements of counsel to the Initial Purchaser; (ix) the reasonable and documented out-of-pocket expenses in connection with the qualification of the Notes for offering and sale under state securities laws, including the reasonable and documented out-of-pocket fees and disbursements of counsel and, if necessary in the reasonable judgment of the Initial Purchaser, the cost of the preparation and reproduction of any “blue sky” or legal investment memoranda; (x) any federal, state or local taxes, registration or filing fees (including Uniform Commercial Code financing statements) or other similar payments to any federal, state or local governmental authority in connection with the offering, sale, issuance and delivery of the Notes; and (xi) the reasonable and documented out-of-pocket fees and expenses of any special counsel or other experts required to be retained by the Initial Purchaser to provide advice, opinions or assistance in connection with the offering, issuance, sale and delivery of the Notes. For the avoidance of doubt, the Initial Purchaser is not responsible for any such expenses. Notwithstanding the foregoing, none of the Company, the Trust Depositor or the Trust shall be liable to the Initial Purchaser for loss of anticipated profits from the transactions covered by this Agreement.

Section 3. Delivery.

Delivery of the Notes shall be made in the form of one or more global certificates delivered to The Depository Trust Company or its designated agent, except that any Note to be sold by the Initial Purchaser to an Institutional Accredited Investor that is also a Qualified Purchaser for purposes of Section 3(c)(7) of the 1940 Act, but that is not a QIB (as such terms are defined herein), shall be delivered in fully registered, certificated form in an amount not less than the applicable minimum denomination set forth in the Final Memorandum at the offices of Dechert LLP at 12:00 p.m. New York, New York time, on November 13, 2014 or such other place, time or date as may be mutually agreed upon by the Initial Purchaser and the Company (the “Closing Date”). Subject to the foregoing, the Notes will be registered in such names and such denominations as the Initial Purchaser shall specify in writing to the Company and the Trustee. The Certificate shall be delivered to the Trust Depositor on the Closing Date in fully registered, certificated form in the permitted denominations and the required proportions as set forth in the Final Memorandum.

Section 4. Representations and Warranties of the Company, the Trust Depositor and the Trust.

Each of the Company, the Trust Depositor and the Trust, with respect to itself, hereby represents and warrants to the Initial Purchaser, as of the date hereof and as of the Closing Date, that:

(i) The Final Memorandum and any additional information and documents concerning the Notes, including but not limited to the Additional Offering Materials, did not, as of their respective dates or date on which such statements contained therein were made, and the Final Memorandum and the Additional Offering Materials and any amendment or supplement thereto, will not, each as of their respective dates or date on which such statements contained therein were made and as of the Closing Date, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements in each, in light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made regarding the Initial Purchaser Information (as defined in Section 8(a) below).

(ii) The Time of Sale Information, as of the Time of Sale, did not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made regarding the Initial Purchaser Information (as defined in Section 8(a) below).

(iii) Each of the Trust Depositor, the Trust and the Company, as applicable, has been duly organized and is validly existing as a Delaware limited liability company, Delaware statutory trust or a Maryland corporation, as applicable, in good standing under the laws of its jurisdiction of organization. The Trust Depositor and the Company, as applicable, has all trust, corporate or limited liability company power and authority necessary to own or hold its properties and conduct its business in which it is engaged as described in each Memorandum and has all licenses necessary (and has not received any notice of proceedings relating to the revocation or modification of any such licenses) to carry on its business as it is now being conducted and is licensed and qualified in each jurisdiction in which the conduct of its business (including, without limitation, the origination and acquisition of Loans and Related Property and performing its obligations hereunder and under the other Transaction Documents) requires such licensing or qualification and in which the failure so to qualify would have a material adverse effect on (i) the business, operations, properties, assets, liabilities, shareholders’ or members’ equity, earnings, condition (financial or otherwise), results of operations or management of the Company and its subsidiaries, considered as one enterprise, or (ii) the ability of the Company, the Trust Depositor or the Trust to perform their respective obligations hereunder or under the other Transaction Documents.

(iv) This Agreement has been duly authorized, executed and delivered by the Company, the Trust Depositor and the Trust and, assuming due authorization, execution and delivery thereof by the other parties hereto, constitutes a valid and legally binding obligation of the Company, the Trust Depositor and the Trust enforceable against the Company, the Trust Depositor and the Trust in accordance with its terms, subject, as to enforcement only, to the effect of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally or the application of equitable principles in any proceeding, whether at law or in equity.

(v) On the Closing Date, each of the Transaction Documents to which the Company, the Trust Depositor or the Trust is a party will have been duly authorized, executed and delivered by the Company, the Trust Depositor and the Trust, as applicable, and, assuming due authorization, execution and delivery thereof by the other parties thereto, will constitute valid and binding agreements of the Company, enforceable against the Company, Trust Depositor or the Trust, as applicable, in accordance with their respective terms, subject, as to enforcement only, to the effect of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally or the application of equitable principles in any proceeding, whether at law or in equity.

(vi) On the Closing Date, the Notes will have been duly authorized, and when executed and authenticated in accordance with the Indenture and delivered to and paid for by the Initial Purchaser in accordance with this Agreement, the Notes will constitute valid and binding obligations of the Trust, enforceable against the Trust in accordance with their terms, subject, as to enforcement only, to the effect of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally or the application of equitable principles in any proceeding, whether at law or in equity, and will be entitled to the benefits of the Indenture.

(vii) Other than as set forth in or contemplated by each Memorandum, there are no legal or governmental proceedings pending to which the Company, the Trust or the Trust Depositor is a party or of which any property or assets of the Company, the Trust or the Trust Depositor are the subject of which could reasonably be expected to have a material adverse effect on (i) the business, operations, properties, assets, liabilities, shareholders’ or members’ equity, earnings, condition (financial or otherwise), results of operations or management of the Company, and its subsidiaries, considered as one enterprise, or (ii) the ability of the Company, the Trust Depositor or the Trust to perform their respective obligations hereunder or under the other Transaction Documents; and to the knowledge of the Company or the Trust Depositor, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

(viii) The execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party and the consummation by each of the Company, the Trust Depositor and the Trust of the transactions contemplated herein and therein and in all documents relating to the Notes will not result in any breach or violation of, or constitute a default under, any agreement or instrument to which the Company or the Trust Depositor is a party or to which any of its properties or assets are subject, except for such of the foregoing as to which relevant waivers, consents or amendments have been obtained and are in full force and effect or which would not reasonably be expected to have a material adverse effect on the business, operations, properties, assets, liabilities, shareholders’ or members’ equity, earnings, condition (financial or otherwise), results of operations or management of the Company, and its subsidiaries, considered as one enterprise, on the ability of the Company, the Trust Depositor or the Trust to perform their respective obligations hereunder or under the other Transaction Documents, nor will any such action result in a violation of the certificate of incorporation or bylaws of the Company, the certificate of formation or limited liability company agreement of the Trust Depositor or any applicable law.

(ix) (i) None of the Trust Depositor, the Trust or the pool of Loans is, or after giving effect to the transactions contemplated by the Transaction Documents will be, (a) required to be registered as an “investment company” under the 1940 Act or (b) required to register under the Commodity Exchange Act of 1922, as amended, as a “commodity pool” and (ii) neither the Trust Depositor nor the Trust is “controlled” by an investment company within the meaning of the 1940 Act. The Trust will rely on an exclusion or exemption from the definition of “investment company” under the 1940 Act contained in Section 3(c)(7) thereof and Rule 3a-7 thereunder, although there may be additional exclusions or exemptions available to the Trust, and will qualify for the “loan securitization” exemption set forth in the implementing regulations of the Volcker Rule (as defined below). The Trust is not a “covered fund” for purposes of the regulations adopted to implement Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (such statutory provision together with such implementing regulations, the “Volcker Rule”).

(x) Assuming the Initial Purchaser’s representations herein are true and accurate, it is not necessary in connection with the offer, sale or exchange and delivery of the Notes in the manner contemplated by this Agreement and each Memorandum to register the Notes under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended.

(xi) The Notes satisfy the requirements set forth in Rule 144A(d)(3) under the Securities Act. As of the Closing Date, the Notes will not be (i) of the same class as securities listed on a national securities exchange in the United States that is registered under Section 6 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or (ii) quoted in any “automated inter-dealer quotation system” (as such term is used in the Exchange Act) in the United States.

(xii) At the time of execution and delivery of the Sale and Contribution Agreement, the Company owned the Loans to be conveyed by it on the Closing Date free and clear of all liens, encumbrances, adverse claims or security interests (“Liens”) other than Liens permitted by the Transaction Documents and the Company had the power and authority to transfer such loans to the Trust Depositor. At the time of execution and delivery of the Sale and Servicing Agreement, the Trust Depositor owned the Loans to be conveyed by it on the Closing Date free and clear of all Liens other than Liens permitted by the Transaction Documents and the Trust Depositor had the power and authority to transfer such Loans to the Trust.

(xiii) Upon the execution and delivery of the Transaction Documents, delivery to the Trust of the Loans and delivery to, or upon the order of, the Trust Depositor of the net proceeds of the Notes and the Certificate, the Trust will own the Loans conveyed to it on the Closing Date and the Trust Depositor will acquire title to the Certificate, in each case free of Liens except such Liens as may be permitted in the Transaction Documents. Upon the execution and delivery of the Transaction Documents, payment by the Initial Purchaser for the Notes and delivery to the Initial Purchaser of the Notes, the Initial Purchaser will acquire title to the Notes, free and clear of Liens except such Liens as may be granted or created by the Initial Purchaser and those permitted in the Transaction Documents.

(xiv) No consent, authorization or order of, or filing or registration with, any court or governmental agency is required for the issuance and sale of the Notes by the Trust to the Initial Purchaser or the execution, delivery and performance by the Trust of this Agreement or the other Transaction Documents to which it is a party, except such consents, approvals, authorizations, registrations or qualifications as have been obtained or as may be required under state securities or blue sky laws in connection with the sale or exchange and delivery of the Notes in the manner contemplated herein.

(xv) The Loans in all material respects have the characteristics described in the Time of Sale Information and the Final Memorandum.

(xvi) Each of the representations and warranties of the Company, the Trust Depositor and the Trust set forth in each of the other Transaction Documents is true and correct in all material respects.

(xvii) Neither the Company nor any affiliate (as defined in Rule 501(b) of Regulation D under the Securities Act (“Regulation D”)) of the Company nor anyone acting on their behalf has, directly or indirectly (except to or through the Initial Purchaser) sold or offered, or attempted to offer or sell, or solicited any offers to buy, or otherwise approached or negotiated in respect of, any of the Notes, and neither the Company nor any of its affiliates will do any of the foregoing. As used herein, the terms “offer” and “sale” have the meanings specified in Section 2(3) of the Securities Act.

(xviii) Neither the Company nor any affiliate (as defined in Rule 501(b) of Regulation D) of the Company has directly, or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be integrated with the sale or exchange of the Notes in a manner that would require the registration under the Securities Act of the offering contemplated by each Memorandum or engaged in any form of general solicitation or general advertising in connection with the offering of the Notes.

(xix) With respect to any Notes subject to the provisions of Regulation S of the Securities Act, none of the Company, the Trust Depositor nor the Trust has offered or sold such Notes during the Distribution Compliance Period to a person (other than the Initial Purchaser) who is within the United States or its possessions or to a United States person. For this purpose, the term “Distribution Compliance Period” is defined as such term is defined in Regulation S and the terms “United States or its possessions” and “United States person” are defined as such terms are defined for purposes of Treas. Reg. § 1.163-5(c)(2)(i)(D).

(xx) Since the date of the latest audited financial statements of the Company, there has been no change nor any development or event involving a prospective change which has had or could reasonably be expected to have a material adverse effect on (i) the business, operations, properties, assets, liabilities, shareholders’ equity, earnings, condition (financial or otherwise), results of operations or management of the Company and its subsidiaries, considered as one enterprise, or (ii) the ability of the Company, the Trust Depositor or the Trust to perform their respective obligations hereunder or under the other Transaction Documents.

(xxi) The Notes, the Certificate and the Transaction Documents conform in all material respects to the descriptions thereof in the Final Memorandum.

(xxii) Any taxes, fees, and other governmental charges in connection with the offering of the Notes, the execution and delivery of this Agreement and the other Transaction Documents, the execution, delivery and transfer of the Certificate and the execution, delivery, and sale or exchange of the Notes have been or will be paid by or on behalf of the Company, the Trust Depositor or the Trust at or before the Closing Date.

(xxiii) None of the Company, the Trust Depositor, the Trust or any Person acting on its behalf has taken, and none of them will take, any action that might cause this Agreement or the issuance, sale or exchange of the Notes to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System.

(xxiv) No proceeds received by the Company, the Trust Depositor or the Trust in respect of the Notes will be used by the Company, the Trust Depositor or the Trust to acquire any security in any transaction which is subject to Section 13 or 14 of the Exchange Act.

(xxv) (i) Each of the Company, the Trust Depositor, the Trust and their respective ERISA Affiliates is in compliance in all material respects with ERISA unless any failure to so comply could not reasonably be expected to have a material adverse effect on (A) the business, operations, properties, assets, liabilities, shareholders’ or members’ equity, earnings, condition (financial or otherwise), results of operations or management of the Company and its subsidiaries, considered as one enterprise, or (B) the ability of the Company, the Trust Depositor or the Trust to perform their respective obligations hereunder or under the other Transaction Documents and (ii) no lien under Section 303(k) of ERISA or Section 430(k) of the Code exists on any of the Collateral. As used in this paragraph, the term “ERISA Affiliate” means, with respect to any Person, a corporation, trade or business that is, along with such Person, a member of a controlled group (as described in Section 414 of the Code or Section 4001 of ERISA).

(xxvi) None of the Company, the Trust Depositor or the Trust nor any of their respective properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under the laws of its jurisdiction of organization.

(xxvii) None of the Company, the Trust or the Trust Depositor has paid or agreed to pay to any person any compensation for soliciting another to purchase or exchange any of the Notes (except as contemplated by this Agreement and the engagement letter (the “Engagement Letter”) dated April 24, 2013, between the Company and the Initial Purchaser).

(xxviii) No event has occurred which, had the Notes already been issued, might (whether or not with the giving of notice and/or the passage of time and/or the fulfillment of any other requirement) constitute an event of default or such other similar term howsoever used or defined in any Transaction Document.

(xxix) None of the Company, the Trust or the Trust Depositor has taken, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any Note or to facilitate the sale or resale of the Notes.

(xxx) (i) The purchase and sale of the Notes pursuant to this Agreement, including the determination of the offering price of the Notes and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, the Trust Depositor and the Trust, on the one hand, and the Initial Purchaser, on the other hand, and each of the Company and the Trust Depositor is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby, none of the Company, the Trust Depositor nor the Trust is relying on the Initial Purchaser as the financial advisor, agent (except to the extent provided in this Agreement) or fiduciary of the Company or any of its Affiliates, stockholders, creditors or employees or any other party; (iii) the Initial Purchaser has no obligation to any of the Company, the Trust Depositor or the Trust with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement; (iv) each of the Company, the Trust and the Trust Depositor acknowledge that the Initial Purchaser and its affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and the Trust Depositor and the Initial Purchaser has no obligation to disclose any of such interests by virtue of any advisory or fiduciary relationship; and (v) each of the Company, the Trust and the Trust Depositor has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate and is not relying on the Initial Purchaser for any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby.

(xxxi) On and immediately after the Closing Date, each of the Company, the Trust Depositor and the Trust (after giving effect to the issuance of the Notes and to the other transactions related thereto as described in the Time of Sale Information and the Final Memorandum) will be Solvent. As used in this paragraph, the term “Solvent” means, with respect to a particular date and any Person, that on such date (A) the present fair market value (or present fair saleable value) of the assets of such Person is not less than the total amount required to pay the probable liabilities of such Person on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured, (B) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business, (C) assuming the sale or exchange of the Notes as contemplated by this Agreement, the Time of Sale Information and the Final Memorandum, such Person is not incurring debts or liabilities beyond its ability to pay as such debts and liabilities mature and (D) such Person is not engaged in any business or transaction, and is not about to engage in any business or transaction, for which its property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged. In computing the amount of such contingent liabilities at any time, it is intended that such liabilities will be computed at the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

(xxxii) The Company has provided a written representation (the “17g5 Representation”) to Kroll Bond Rating Agency, Inc. (the “Hired NRSRO”), which satisfies the requirements of paragraph Rule 17g-5(a)(3)(iii) of the Exchange Act (“Rule 17g5”) and a copy of which has been delivered to the Initial Purchaser. The Company has complied with the representations, certifications and covenants made to the Hired NRSRO in connection with the 17g5 Representation.

(xxxiii) The Company has not taken, nor will it take, directly or indirectly, any action prohibited by Regulation M under the Exchange Act in connection with the offering of the Notes.

(xxxiv) No forward looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Preliminary Memorandum or the Final Memorandum has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(xxxv) Each of the Company and the Trust Depositor represents and warrants that there are no contracts, agreements or understandings between the Trust and any person granting such person the right to require the Trust to file a registration statement under the Securities Act with respect to any Notes owned or to be owned by such person or to include any Notes in any securities registered pursuant to any registration statement filed by the Trust under the Securities Act.

(xxxvi) No action has been taken by any governmental agency or body and no statute, rule or regulation or order has been enacted, adopted or issued by any governmental agency or body which prevents the issuance of the Notes or suspends the sale or exchange of the Notes in any jurisdiction; no injunction, restraining order or order of any nature by a Federal or state court of competent jurisdiction has been issued with respect to the Company that would prevent or suspend the issuance, sale or exchange of the Notes, or the use of any of the Preliminary Memorandum, the Final Memorandum or the Additional Offering Materials in any jurisdiction; no action, suit or proceeding is pending against or, to the best of the knowledge of the Company, threatened against or affecting the Company before any court or arbitrator or any governmental body, agency or official, domestic or foreign, that could reasonably be expected to interfere with or adversely affect the issuance or exchange of the Notes or in any manner draw into question the validity of the Notes, any related agreement or this Agreement or any action taken or to be taken pursuant hereto or thereto.

Section 5. Sale of the Notes to the Initial Purchaser.

The sale of the Notes to the Initial Purchaser will be made without registration of the Notes under the Securities Act, in reliance upon the exemption therefrom provided by Section 4(2) of the Securities Act.

(a) The Company, the Initial Purchaser and the Trust Depositor hereby agree that the Notes will be offered and sold only in transactions exempt from registration under the Securities Act. The Company, the Initial Purchaser and the Trust Depositor will each reasonably believe at the time of the sale of the Notes by the Trust to the Initial Purchaser and the initial resale of the Notes by the Initial Purchaser (i) that either (A) each purchaser of the Notes is an institutional investor that is (1) a QIB who is a Qualified Purchaser purchasing for its own account (or for the accounts of QIBs who are Qualified Purchasers to whom notice has been given that the sale is being made in reliance on Rule 144A) in transactions meeting the requirements of Rule 144A, or (2) an Institutional Accredited Investor who is a Qualified Purchaser who purchases for its own account or the account of other Institutional Accredited Investors that are not QIBs and provides the Initial Purchaser with a written certification in substantially the form of Exhibit D-1 to the Indenture, or (B) each purchaser that is a non-U.S. person is acquiring the Notes in an offshore transaction meeting the requirements of Regulation S and is a Qualified Purchaser, and (ii) that the offering of the Notes will be made in a manner that will enable the offer and sale of the Notes to be exempt from registration under state securities or Blue Sky laws; and each such party understands that no action has been taken to permit a public offering in any jurisdiction where action would be required for such purpose. The Company, the Initial Purchaser and the Trust Depositor each further agrees not to (i) engage (and represents that it has not engaged) in any activity that would constitute a public offering of the Notes within the meaning of Section 4(2) of the Securities Act or (ii) offer, sell or exchange the Notes by (and represents that it has not engaged in) any form of general solicitation or general advertising (as those terms are used in Regulation D), including the methods described in Rule 502(c) of Regulation D, in connection with any offer or sale of the Notes.

(b) The Initial Purchaser hereby represents and warrants to and agrees with the Company, that (i) for resale purposes only, it is an “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act and a Qualified Purchaser and (ii) it will offer the Notes only (A) to persons who it reasonably believes are QIBs who are Qualified Purchasers in transactions meeting the requirements of Rule 144A, (B) to institutional investors who it reasonably believes are Institutional Accredited Investors who are Qualified Purchasers or (C) to non-United States persons it reasonably believes are Qualified Purchasers in offshore transactions in accordance with Regulation S. The Initial Purchaser further agrees that (i) it will deliver to each purchaser of the Notes, at or prior to the Time of Sale, a copy of the Time of Sale Information, as then amended or supplemented, (ii) prior to any sale of the Notes to an Institutional Accredited Investor who is a Qualified Purchaser that it does not reasonably believe is a QIB, it will receive from such Institutional Accredited Investor a written certification in substantially the form attached as Exhibit D-2 to the Indenture and (iii) prior to any sale of the Notes to an investor in a denomination of less than $250,000, it will receive an Initial Transferee Certification in the form agreed upon on the date hereof.

(c) The Initial Purchaser hereby represents that it is duly authorized and possesses the requisite limited liability company power to enter into this Agreement.

(d) The Initial Purchaser hereby represents and agrees that all offers and sales of the Notes by it to non-United States persons, prior to the expiration of the Distribution Compliance Period, will be made only in accordance with the provisions of Rule 903 or Rule 904 of Regulation S (except to the extent of any beneficial owners thereof who acquired an interest therein pursuant to another exemption from registration under the Securities Act and who will take delivery of a beneficial ownership interest in a Global Note, as contemplated in the Indenture) and only upon receipt of certification of beneficial ownership of the securities by a non-United States person in the form provided in the Indenture. For this purpose, the term “Distribution Compliance Period” is defined as such term is defined in Regulation S and the term “United States person” is defined as such term is defined for purposes of Treas. Reg. §1.163-5(c)(2)(i)(D).

(e) The Initial Purchaser represents and agrees that (a) it has not delivered, and will not deliver, any Rating Information to the Hired NRSRO without the prior consent of a designated representative of the Company and (b) it has not participated, and will not participate, in any oral communication regarding Rating Information with the Hired NRSRO unless a designated representative from the Company consents to or participates in such communication; provided, however, that if an Initial Purchaser receives an oral communication from the Hired NRSRO, such Initial Purchaser is authorized to inform the Hired NRSRO that it will respond to the oral communication with a designated representative from the Company. For purposes of this paragraph, “Rating Information” means any information that could reasonably be determined to be relevant to: (i) determining an initial credit rating for the Notes (as contemplated by Rule 17g-5(a)(3)(iii)(C)) or (ii) undertaking credit rating surveillance for the Notes (as contemplated by Rule 17g-5(a)(3)(iii)(D)).

Section 6. Certain Agreements of the Company, the Trust Depositor and the Trust.

The Company, the Trust Depositor and the Trust, each with respect to itself, covenants and agrees with the Initial Purchaser as follows:

(a) If, at any time prior to the completion of distribution of the Notes (as determined by the Initial Purchaser), any event involving the Company, the Trust Depositor or the Trust shall occur as a result of which the Final Memorandum (as then amended or supplemented)

would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Company will promptly notify the Initial Purchaser and prepare and furnish to the Initial Purchaser an amendment or supplement to the Final Memorandum that will correct such statement or omission. None of the Company, the Trust nor the Trust Depositor will at any time amend or supplement the Final Memorandum (i) prior to having furnished the Initial Purchaser with a copy of the proposed form of the amendment or supplement and giving the Initial Purchaser a reasonable opportunity to review the same or (ii) in a manner to which the Initial Purchaser or its counsel shall object. The Initial Purchaser’s consent to or its delivery to prospective investors of such amendment or supplement shall not constitute a waiver of any of the conditions set forth in Section 7 hereof. In the event that the Initial Purchaser shall incur any costs in connection with the reformation of a contract of sale with any investor that received the Time of Sale Information that contained an untrue statement of a material fact or failed to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Company and the Trust Depositor jointly and severally agree to reimburse the Initial Purchaser for such costs, provided that the untrue statement or omission in the Time of Sale Information did not relate solely to Initial Purchaser Information (as defined below).

(b) During the period referred to in Section 6(a), the Company will furnish to the Initial Purchaser, without charge, copies of the Final Memorandum (including all exhibits and documents incorporated by reference therein), the Transaction Documents and all amendments or supplements to such documents, in each case, as soon as reasonably available and in such quantities as the Initial Purchaser may from time to time reasonably request.

(c) During the period referred to in Section 6(a), the Company shall promptly prepare, upon the reasonable request of the Initial Purchaser, any amendments of or supplements to the Final Memorandum that in the opinion of the Initial Purchaser may be reasonably necessary to enable the Initial Purchaser to continue to sell the Notes, subject to the approval of the Initial Purchaser’s counsel.

(d) At all times during the period referenced in Section 6(a), (i) the Company will make available to each offeree the Additional Offering Materials subject to such offeree’s acceptance of the confidentiality requirements with respect thereto and such information concerning any other relevant matters as it or any of its affiliates possess or can acquire without unreasonable effort or expense, as determined in good faith by it or such affiliate, as applicable, (ii) the Company will provide each offeree the opportunity to ask questions of, and receive answers from, it concerning the terms and conditions of the offering and to obtain any additional information, to the extent it or any of its affiliates possess such information or can acquire it without unreasonable effort or expense (as determined in good faith by it or such affiliate, as applicable), necessary to verify the accuracy of the information furnished to the offeree, (iii) none of the Company, the Trust Depositor nor the Trust will publish or disseminate any material in connection with the offering of the Notes except as contemplated herein or as consented to by the Initial Purchaser or in connection with the Company’s disclosure obligations under the

Exchange Act, provided that no such disclosure under the Exchange Act would result in a requirement that the offering of the Notes be registered under §5 of the Securities Act, (iv) the Company will take such action as the Initial Purchaser may reasonably request to obtain an exemption from registration requirements or to qualify the Notes for offering and sale under the state securities laws of such jurisdictions in the United States of America, its territories and possessions, as the Initial Purchaser may request; (v) the Company, the Trust Depositor and the Trust will advise the Initial Purchaser promptly of the receipt by any of them of any communication from the SEC or any state securities authority concerning the offering, sale or exchange of the Notes, (vi) the Company, the Trust Depositor and the Trust will advise the Initial Purchaser promptly of the commencement of any lawsuit or proceeding to which the Company, the Trust Depositor and the Trust is a party relating to the offering, sale or exchange of the Notes, and (vii) the Company will advise the Initial Purchaser of the suspension of the qualification of the Notes for offering, sale or exchange in any jurisdiction, or the initiation or threat of any procedure for any such purpose.

(e) The Company will furnish, upon the written request of any Noteholder or of any owner of a beneficial interest in a Note, such information as is specified in paragraph (d)(4) of Rule 144A under the Securities Act (i) to such Noteholder or beneficial owner, (ii) to a prospective purchaser of a Note or interest therein who is a QIB and a Qualified Purchaser designated by such Noteholder or beneficial owner, or (iii) to the Trustee for delivery to such Noteholder, beneficial owner or prospective purchaser, in order to permit compliance by such Noteholder or beneficial owner with Rule 144A in connection with the resale of such Note or beneficial interest therein by such holder or beneficial owner in reliance on Rule 144A unless, at the time of such request, the Trust is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or is exempt from such reporting requirements pursuant to and in compliance with Rule 12g3-2(b).

(f) Except as otherwise provided in the Indenture, each Note will contain a legend to the effect set forth in the Final Memorandum.

(g) The Trust Depositor, the Trust and the Company agree that no future offer and sale of Notes of the Trust will be made if, as a result of the doctrine of “integration” referred to in Rule 502 under the Securities Act, such offer and sale would require the registration under the Securities Act of the offering contemplated by the Time of Sale Information and the Final Memorandum.

(h) None of the Company, the Trust Depositor nor the Trust will take or permit, or cause any of their affiliates to take, any action whatsoever which would have the effect of requiring the registration under the Securities Act of the offering or sale of the Notes contemplated by the Time of Sale Information and the Final Memorandum. The Company or the Trust Depositor will cause the filing of such statements and reports as may be required under the Securities Act or the Exchange Act.

(i) None of the Company, the Trust Depositor and the Trust nor any of their respective affiliates or any other Person acting on their behalf shall engage, in connection with the offer and sale or exchange of the Notes, in any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D under the Securities Act, including, but not limited to, the following:

(i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar medium or broadcast over television or radio; and

(ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

(j) None of the Company, the Trust Depositor nor the Trust, or any Person acting on their behalf shall engage in any directed selling efforts (as that term is defined in Regulation S) with respect to the Notes, and the Company and each Person acting on its behalf shall comply with the applicable offering restrictions requirements of Regulation S.

(k) None of the Company, the Trust Depositor nor the Trust shall solicit any offer to buy from or offer to sell or sell to any Person any Notes, except through the Initial Purchaser or with the consent of the Initial Purchaser and/or as otherwise specified in the Indenture at any time prior to the Closing Date; on or prior to the Closing Date, none of the Company, the Trust Depositor nor the Trust shall publish or disseminate any material other than the Additional Offering Materials consented to by the Initial Purchaser, the Time of Sale Information and the Final Memorandum in connection with the offer or sale of the Notes as contemplated by this Agreement, unless the Initial Purchaser shall have consented to the use thereof; if the Company, the Trust Depositor or the Trust makes any press release including “tombstone” announcements, in connection with the Transaction Documents, it shall permit the Initial Purchaser to review and approve such release in advance.

(l) None of the Company, the Trust Depositor nor the Trust shall take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any Note to facilitate the sale, resale or exchange of the Notes.

(m) The Company, the Trust and the Trust Depositor shall each cooperate with the Initial Purchaser and use its best efforts to permit the Notes to be eligible for clearance and settlement through the facilities of The Depository Trust Company (“DTC”) other than any Note to be sold by the Initial Purchaser to an Institutional Accredited Investor that is also a Qualified Purchaser, but that is not a QIB, which shall be delivered in fully registered, certificated form in an amount not less than the applicable minimum denomination.

(n) The Company and the Trust Depositor shall each apply the net proceeds from the sale of the Notes as set forth in the Final Memorandum under the heading “Use of Proceeds”.

(o) So long as any of the Notes are outstanding, the Company will furnish to the Initial Purchaser, by first-class mail, facsimile, email or such other method of delivery agreed to in writing by the Initial Purchaser, as soon as practicable: (i) all documents required to be distributed to the Holders of Notes; (ii) annual statements of compliance, annual independent certified public accountants’ reports (so long as the Initial Purchaser has executed an acknowledgment letter in favor of such accountants) and annual opinions of counsel furnished to the Trustee or the Owner Trustee pursuant to the Transaction Documents, following the date as such statements, reports and opinions are furnished to the Trustee or the Owner Trustee, as the case may be and (iii) from time to time, such other information concerning the Company, the Trust Depositor, the Trust, the Notes or the Certificate as the Initial Purchaser may reasonably request.

(p) The Company will extend to all prospective investors the opportunity to ask questions of, and receive answers from, the Company concerning the Notes and the terms and conditions of the offering thereof and to obtain such information as such prospective investors may consider necessary in making an informed investment decision or to verify the accuracy of the information set forth in the Memoranda, to the extent the Company possesses the same or can acquire it without unreasonable effort or expense, provided that the Company shall be under no obligation to divulge information that is proprietary or confidential.

Section 7. Conditions of the Initial Purchaser Obligations.

The obligation of the Initial Purchaser to purchase the Notes on the Closing Date will be subject to the accuracy, in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof), of the representations and warranties of each of the Company, the Trust Depositor and the Trust, as applicable, herein and the other Transaction Documents, to the performance, in all material respects (except that such materiality qualifier shall not be applicable to the performance of any obligations that already are qualified or modified by materiality in the text thereof), by each of the Company, the Trust Depositor and the Trust, as applicable, of its obligations hereunder and the other Transaction Documents and to the following additional conditions precedent:

(a) The Company shall have obtained all governmental authorizations (if any) required in connection with the issuance and sale or exchange of the Notes and the performance of its obligations hereunder and under the other Transaction Documents to which it is a party.

(b) The Notes shall have been duly authorized, executed, authenticated, delivered and issued, the Transaction Documents shall have been duly authorized, executed and delivered by the respective parties thereto and shall be in full force and effect, and the Required Loan Documents in respect of the Loans shall have been delivered to the Trustee pursuant to and as required by the Sale and Servicing Agreement.

(c) The Initial Purchaser shall have received a certificate, dated as of the Closing Date, of the President, Chief Executive Officer, or Chief Financial Officer of the Company to the effect that such officer has carefully examined this Agreement, the Final Memorandum and the Transaction Documents and that, to the best of such officer’s knowledge (i) since the date information is given in the Final Memorandum, there has not been any material adverse change in (A) the business, operations, properties, assets, liabilities, shareholders’ or members’ equity, earnings, condition (financial or otherwise), results of operations or management of the Company and its subsidiaries, considered as one enterprise, (B) the ability of the Company, the Trust Depositor or the Trust to perform their respective obligations hereunder or under the other Transaction Documents, or (C) except as contemplated by the Final Memorandum, the characteristics of the Loans, (ii) the representations and warranties of each of the Company, the Trust Depositor and the Trust as set forth herein and in the other Transaction Documents are true and correct in all material respects as of the Closing Date (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof), as though such representations and warranties had been made on and as of such date, (iii) each of the Company, the Trust Depositor and the Trust has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied, under this Agreement and the other Transaction Documents, at or prior to the Closing Date, (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) and (iv) nothing has come to the attention of such officer that would lead such officer to believe that (A) the Time of Sale Information, as of the Time of Sale, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and (B) the Final Memorandum, as of its date and as of the Closing Date, or any Additional Offering Material, as of its respective date, contained or contains an untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(d) The Notes shall have been rated no less than “A(sf)” by the Hired NRSRO, such rating shall not have been rescinded, and no public announcement shall have been made by Hired NRSRO that any rating of the Notes has been placed under review.

(e) Pricewaterhouse Coopers LLP shall have furnished to the Initial Purchaser “agreed upon procedures” letters, dated the date of delivery thereof, in form and substance satisfactory to the Initial Purchaser, with respect to certain financial and statistical information contained in the static pool reports, the Preliminary Memorandum and the Final Memorandum.

(f) The Initial Purchaser shall have received an opinion, dated the Closing Date, of Nixon Peabody LLP counsel to the Trustee, in form and substance satisfactory to the Initial Purchaser.

(g) The Initial Purchaser shall have received legal opinions of Winston & Strawn LLP, counsel to the Company, the Trust Depositor and the Trust, (i) with respect to certain corporate, enforceability, federal tax, security interest, securities law and investment company matters, in form and substance satisfactory to the Initial Purchaser, (ii) with respect to certain “true sale” issues in form and substance satisfactory to the Initial Purchaser and (iii) with respect to certain “non-consolidation” issues, in each case, in form and substance satisfactory to the Initial Purchaser.

Winston & Strawn LLP shall also provide a customary “negative assurances” letter, dated as of the Closing Date, addressed to the Initial Purchaser and in form and substance reasonably satisfactory to its counsel, containing customary exceptions and limitations, to the effect that such counsel has no reason to believe that the Preliminary Memorandum, at the Time of Sale, or the Final Memorandum, as of its date and on the Closing Date, included or includes any untrue statement of a material fact or omitted or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (in each case, other than the financial statements and other information of a statistical, accounting or financial nature included in the Preliminary Memorandum and the Final Memorandum).

(h) The Initial Purchaser shall have received opinions of Richards, Layton & Finger, P.A., counsel to the Owner Trustee and special Delaware counsel to the Trust Depositor and the Trust, with respect to (i) certain corporate and enforceability matters regarding the Owner Trustee, (ii) certain Delaware limited liability company matters, (iii) certain Delaware statutory trust matters, (iv) certain corporate, perfection and priority issues and (v) whether Delaware law, and not federal law, would govern the determination of what persons or entities have the authority to file a voluntary bankruptcy petition on behalf of the Trust Depositor, in each case, in form and substance satisfactory to the Initial Purchaser.

(i) The Initial Purchaser shall have received from the Trustee a certificate signed by one or more duly authorized officers of the Trustee, dated the Closing Date, in customary form.

(j) The Initial Purchaser shall have received from the Owner Trustee, a certificate signed by one or more duly authorized officers of the Owner Trustee, dated the Closing Date, in customary form.

(k) The Company shall have furnished to the Initial Purchaser and its counsel such further information, certificates and documents as the Initial Purchaser and its counsel may reasonably have requested, and all proceedings in connection with the transactions contemplated by this Agreement, the other Transaction Documents and all documents incidental hereto shall be in all material respects reasonably satisfactory in form and substance to the Initial Purchaser and its counsel.

(l) The Initial Purchaser shall have received from Dechert LLP, its counsel, a “negative assurance” letter, dated as of the Closing Date, in form and substance reasonably satisfactory to the Initial Purchaser; and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass on all matters contained therein.

(m) The Trust shall have (or shall cause to be) delivered to DTC (or an approved custodian therefor) the Notes (other than the Notes issued to Institutional Accredited Investors), in each case in global form and as described in Section 3(b) above, duly executed by the Trust and authenticated by the Indenture Trustee. The Trust shall have issued the Certificate.

(n) The Trust shall have executed and delivered to the DTC a standard “letter of representations” sufficient to cause DTC to qualify the Notes issued in global form for inclusion in DTC’s book-entry registration and transfer system.

(o) Each of the Collection Account, the Lockbox Account, the Distribution Account and the Reserve Account shall have been established in accordance with the terms of the Transaction Documents.

(p) All other documents incidental hereto, to the other Transaction Documents shall be reasonably satisfactory in form and substance to the Initial Purchaser and its counsel.

If any of the conditions specified in this Section 7 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above shall not be in all material respects reasonably satisfactory in form and substance to the Initial Purchaser, this Agreement and all of the Initial Purchaser’s obligations hereunder may be canceled by the Initial Purchaser at or prior to delivery of and payment for the Notes. Notice of such cancellation shall be given to the Company in writing, or by telephone or facsimile confirmed in writing.

Section 8. Indemnification and Contribution.

(a) Each of the Company, the Trust Depositor and the Trust, shall, jointly and severally, indemnify and hold harmless the Initial Purchaser, its affiliates, directors, officers, employees, agents and each person, if any, who controls the Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each, an “Initial Purchaser Indemnified Party”), against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to attorneys’ fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained (A) in the Preliminary Memorandum, the Time of Sale Information, the Final Memorandum or any Additional Offering Materials or in any amendment or supplement thereto, or (B) in any “blue sky” application or other document prepared or executed by the Company, the Trust Depositor or the Trust (or based upon any written information furnished by the Company, the Trust Depositor or the Trust) specifically for the purpose of qualifying any or all of the Notes under the securities laws of any state or other jurisdiction (any such application, document or information being hereinafter called a “Blue Sky Application”), (ii) the omission or alleged omission to state in the Preliminary Memorandum, Time of Sale Information, the Final Memorandum or Additional Offering Materials, or in any amendment or supplement thereto, or in any Blue Sky Application, any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iii) any act or failure to act or any alleged act or failure to act by the Initial Purchaser in connection with, or relating in any manner to, matters covered by clause (i)

or (ii) above, excluding, however, any such act or failure to act or any such alleged act or failure to act by the Initial Purchaser that is the result of willful misconduct or gross negligence on the part of the Initial Purchaser, or (iv) the violation of any securities laws (including without limitation the anti-fraud provision thereof) of any foreign jurisdiction in which the Notes are offered; provided, however, that the Company, the Trust Depositor and the Trust will not be liable in any such case to the extent but only to the extent that it is determined in a final and unappealable judgment by a court of competent jurisdiction that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company, the Trust Depositor or the Trust by or on behalf of the Initial Purchaser expressly for use in such Preliminary Memorandum, Time of Sale Information, the Final Memorandum, Blue Sky Application or any Additional Offering Materials (as the case may be); provided, further, that the foregoing indemnity shall not inure to the benefit of any Initial Purchaser Indemnified Party from whom the person asserting any such loss, claim, damage, liability or expense purchased the Notes which are the subject thereof on the Closing Date if the Initial Purchaser Indemnified Party sold Notes to or placed Notes with the person alleging such loss, claim, damage or liability without sending or giving a copy of the Time of Sale Information at or prior to the confirmation of the sale of the Notes, if the Company shall have previously furnished copies thereof to such Initial Purchaser Indemnified Party and the loss, claim, damage or liability of such person results from an untrue statement or omission of a material fact contained in the Preliminary Memorandum which was corrected in the Time of Sale Information. The parties agree that such information provided by or on behalf of the Initial Purchaser consists solely of the Initial Purchaser Information.

Each of the Company, the Trust Depositor and the Trust hereby agrees, jointly and severally, to indemnify and hold harmless the Initial Purchaser Indemnified Party, against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to attorneys’ fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any website maintained in compliance with Rule 17g-5 under the Exchange Act by or on behalf of either the Company, the Trust Depositor or the Trust in connection with the marketing of the offering of the Notes or (ii) the entering into and performance of this Agreement and any other Transaction Document by any of the Initial Purchaser Indemnified Parties, except, in the case of this clause (ii), to the extent any such loss, liability, claim, damage or expense results from the gross negligence, willful misconduct or bad faith of such Initial Purchaser Indemnified Party, as determined in a final and unappealable judgment by a court of competent jurisdiction.

Each of the Company, the Trust Depositor and the Trust agrees that it shall, jointly and severally, reimburse each Initial Purchaser Indemnified Party promptly upon demand for any documented, out-of-pocket legal or other expenses reasonably incurred by that Initial Purchaser Indemnified Party in connection with investigating or defending or preparing to defend against any losses, liabilities, claims, damages for which indemnity is being provided pursuant to this Section 8(a) as such expenses are incurred.

The foregoing indemnity agreement will be in addition to any liability which the Company, the Trust Depositor and the Trust may otherwise have, including but not limited to other liability under this Agreement.

(b) The Initial Purchaser shall indemnify and hold harmless the Company, the Trust Depositor and the Trust, their respective officers, directors and employees, and each other person, if any, who controls either the Company, the Trust Depositor or the Trust, as applicable, within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to attorneys’ fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained (A) in the Preliminary Memorandum, Time of Sale Information, the Final Memorandum, Additional Offering Materials or in any amendment or supplement thereto, or (B) in any Blue Sky Application, or (ii) the omission or alleged omission to state in any Preliminary Memorandum, Time of Sale Information, Additional Offering Materials or the Final Memorandum, or in any amendment or supplement thereto, or in any Blue Sky Application any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company, the Trust Depositor or the Trust by or on behalf of the Initial Purchaser expressly for use in such Preliminary Memorandum, Time or Sale Information, Final Memorandum, Additional Offering Materials, amendment or supplement thereto, or Blue Sky Application (as the case may be, which information is limited to the Initial Purchaser Information); provided, however, that in no case shall the Initial Purchaser be liable or responsible for any amount in excess of the discount applicable to the Notes to be purchased by the Initial Purchaser under this Agreement.

The foregoing indemnity agreement will be in addition to any liability which the Initial Purchaser may otherwise have, including but not limited to other liability under this Agreement.

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of any claims or the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the claim or the commencement thereof (but the failure so to notify an indemnifying party shall not relieve the indemnifying party from any liability which it may have under this Section 8 to the extent that it is not materially prejudiced due to the forfeiture of substantive rights or defenses as a result thereof or otherwise has notice of any such action, and in any event shall not relieve it from any liability that such indemnifying party may have otherwise than on account of the indemnity agreement hereunder). In case any such claim or action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate, at its own expense in the defense of such action, and it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party; provided however, that counsel to the indemnifying party shall not (except with the written consent of the indemnified party) also be counsel to the indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel reasonably satisfactory to such indemnified party to have charge of the defense of such action within a reasonable time after notice of commencement of the action, (iii) the indemnifying party does not diligently defend the action after assumption of the defense, (iv) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties or (v) the named parties in any such proceeding (including any impleaded parties) include both Initial Purchaser Indemnified Parties, on the one hand, and either the Company, the Trust Depositor or the Trust, on the other hand, and representation of both sets of parties by the same counsel would present a conflict due to actual or potential differing interests between them, in any of which events (i) through (v) such fees and expenses shall be borne by the indemnifying parties (and the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties). No indemnifying party shall, without the prior written consent of the indemnified parties, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened claim, investigation, action or proceeding in respect of which indemnity or contribution may be or could have been sought by an indemnified party under this Section 8 (whether or not the indemnified party is an actual or potential party thereto), unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such claim, investigation, action or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or any failure to act, by or on behalf of the indemnified party.

(d) In order to provide for contribution in circumstances in which the indemnification provided for in Section 8(a) through (c) is for any reason held to be unavailable from any indemnifying party or is insufficient to hold harmless a party indemnified thereunder, the Company, the Trust Depositor, the Trust and the Initial Purchaser shall contribute to the aggregate losses, claims, damages, liabilities and expenses of the nature contemplated by such indemnification provision (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, claims, damages, liabilities and expenses suffered by the Company, the Trust Depositor and the Trust, any contribution received by the Company, the Trust Depositor and the Trust from persons, other than the Initial Purchaser, who may also be liable for contribution, including their directors, officers, employees and persons who control the Company, the Trust Depositor or the Trust within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) as incurred to which the Company, the Trust Depositor or the Trust and the Initial Purchaser may be subject, in such proportions as is appropriate to reflect the relative benefits received by the Company, the Trust Depositor and the Trust, on the one hand, and the Initial Purchaser, on the other hand, from the offering and sale of the Notes under this Agreement or, if such allocation is not permitted by applicable law, in such proportions as are appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company, the Trust Depositor and the Trust, on the one hand, and the Initial Purchaser, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. For purposes of this Section 8(d), the relative benefits received by the Company, the Trust Depositor, and the Trust, on the one hand, and the Initial Purchaser, on the other hand, shall be deemed to be in the same proportion as the total proceeds from the offering and sale of the Notes under this Agreement (net of discounts and commissions but before deducting expenses) received by the Company, the Trust Depositor and the Trust or their affiliates under this Agreement, on the one hand, and the discounts or commissions received by the Initial Purchaser under this Agreement, on the other hand, bear to the aggregate offering price to investors of the Notes purchased under this Agreement, as set forth on the cover of the Final Memorandum. The relative fault of each of the Company, the Trust Depositor and the Trust, on the one hand, and of the Initial Purchaser, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Trust Depositor and the Trust or their affiliates or the Initial Purchaser and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Trust Depositor, the Trust and the Initial Purchaser each agrees that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to above in this Section 8(d). The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 8(d) shall be deemed to include any documented, out-of-pocket legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any judicial, regulatory or other legal or governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this Section 8(d), (i) no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the discounts and commissions applicable to the Notes resold by it under this Agreement exceeds the amount of any damages which the Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8(d), (A) each of the Initial Purchaser Indemnified Parties other than the Initial Purchaser shall have the same rights to contribution as the Initial Purchaser, and (B) each director, officer or employee of the Company, the Trust Depositor or the Trust and each person, if any, who controls the Company, the Trust Depositor or the Trust within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Trust Depositor, the Trust or the Company, subject in each case of (A) and (B) to clauses (i) and (ii) of the immediately preceding sentence. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties, notify each party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 8(d) or otherwise. The obligations of the Company, the Trust Depositor or the Trust to contribute pursuant to this Section 8(d) shall be joint and several.

(e) The Initial Purchaser confirms and the Company, the Trust Depositor and the Trust acknowledge and agree that the term “Initial Purchaser Information” shall mean (i) the statements with respect to the offering of the Notes by the Initial Purchaser set forth in the fourth paragraph of the section entitled “Plan of Distribution” in the Preliminary Memorandum and the Final Memorandum and (ii) the name of the Initial Purchaser set forth on the front and back cover page of the Preliminary Memorandum and the Final Memorandum.

Section 9. Termination.

The Initial Purchaser shall have the right to terminate this Agreement at any time prior to the Closing Date, if, at or after the Time of Sale, any of the following shall occur, which remains outstanding or the effects of which remain outstanding: (i) any domestic or international event or act or occurrence has materially disrupted, or in the opinion of the Initial Purchaser will in the immediate future materially disrupt, the market for the Company’s securities or securities in general; or (ii) trading on the NYSE or NASDAQ shall have been suspended or been made subject to material limitations, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the NYSE or NASDAQ or by order of the United States Securities and Exchange Commission or any other governmental authority having jurisdiction; or (iii) a banking moratorium has been declared by any state or federal authority or any material disruption in commercial banking or securities settlement or clearance services shall have occurred; or (iv) (A) there shall have occurred any outbreak or escalation of hostilities or acts of terrorism involving the United States or there is a declaration of a national emergency or war by the United States or (B) there shall have been any other calamity or crisis or any change in political, financial or economic conditions if the effect of any such event in (A) or (B), in the reasonable judgment of the Initial Purchaser, is sufficiently material and adverse so as to make it impracticable or inadvisable to proceed with the offering, sale and delivery of the Notes, on the terms and in the manner contemplated by the Memoranda; or (v) the Initial Purchaser shall decline to purchase the Notes for any reason permitted under this Agreement. Any notice of termination pursuant to this Section 9 shall be in writing.

Section 10. Severability Clause.

Any part, provision, representation, or warranty of this Agreement which is prohibited or is held to be void or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

Section 11. Notices.

All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by overnight mail, certified mail or registered mail, postage prepaid and effective only upon receipt and if sent to the Initial Purchaser, will be delivered to Guggenheim Securities, LLC, 330 Madison Avenue, New York, New York 10017, Attention: Chief Operating Officer/General Counsel, Re: Hercules Capital Funding Trust 2014-1; or if sent to the Company or the Trust Depositor will be delivered to such party c/o Hercules Technology Growth Capital, Inc., 400 Hamilton Avenue, Suite 310, Palo Alto, California 94301, Telephone: (650)-289-3060, or at any other address previously furnished in writing to the Trustee by the Company.

Section 12. Representations and Indemnities to Survive.

The respective agreements, representations, warranties, indemnities and other statements of the Company, the Trust Depositor, the Trust and their respective officers and of the Initial Purchaser set forth in or made pursuant to this Agreement shall remain in full force and effect (in the case of the Company, regardless of any investigation or any statements as to the results thereof made by or on behalf of the Initial Purchaser, the Company, the Trust Depositor, the Trust or indemnified party or any officer, director, employee or controlling person of the Initial Purchaser, the Company, the Trust Depositor, the Trust or indemnified party), regardless of the completion of the arrangements for the purchase and issuance of the Notes or any investigation made by or on behalf of the Initial Purchaser, the Company, the Trust Depositor, the Trust or indemnified party. The provisions of Sections (2)(b), 8, 14, and 17 of this Agreement shall survive the termination or cancellation of this Agreement.

Section 13. Successors.

This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors by merger, consolidation or acquisition of their assets substantially as an entity and each indemnified party referred to in Section 8 of this Agreement and, except as specifically set forth herein, no other person will have any right or obligation hereunder.

Section 14. Applicable Law.

(a) THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BUT OTHERWISE WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES).

(b) EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY REQUIREMENTS OF LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. EACH PARTY HERETO (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 14(b).

(c) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HERETO CONSENTS, FOR ITSELF AND IN

RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH SUCH PARTY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO.

Section 15. Counterparts, Etc.

This Agreement supersedes all prior or contemporaneous agreements and understandings relating to the subject matter hereof. Neither this Agreement nor any term hereof may be amended, modified, changed, waived, discharged or terminated except by a writing signed by the party against whom enforcement of such change, waiver, discharge or termination is sought. This Agreement may be signed in any number of counterparts each of which shall be deemed an original, which taken together shall constitute one and the same instrument.

Section 16. Limitation of Liability.

Notwithstanding any other provision herein or elsewhere, this Agreement has been executed and delivered on behalf of the Trust by Wilmington Trust, National Association, not in its individual capacity, but solely in its capacity as Owner Trustee of the Trust, in no event shall Wilmington Trust, National Association or the Owner Trustee have any liability in respect of the representations, warranties, or obligations of the Trust hereunder or under any other document, as to all of which recourse shall be had solely to the assets of the Trust, and for all purposes of this Agreement and each other document the Owner Trustee and Wilmington Trust, National Association, shall be entitled to the benefits of the Trust Agreement. The provisions of this Section 16 shall survive any termination of this Agreement.

Section 17. No Petition; Limited Recourse.

(a) The Initial Purchaser covenants and agrees that, prior to the date that is one year and one day (or such longer preference period as shall then be in effect) after the payment in full of the Notes rated by Hired NRSRO, it will not institute against the Trust or the Trust Depositor or join any other Person in instituting against the Trust or the Trust Depositor any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceedings under the laws of the United States or any state of the United States.

(b) Notwithstanding anything to the contrary herein, the obligations of the Trust hereunder are limited recourse obligations of the Trust payable solely from the Collateral securing the Notes and all other assets of the Trust and following the exhaustion of such Collateral and such other assets, any claims of the Initial Purchaser hereunder against the Trust shall be extinguished. All payments by the Trust to the Initial Purchaser hereunder shall be made subject to and in accordance with the Priority of Payments set forth in Section 7.06 of the Sale and Servicing Agreement.

Section 18. USA Patriot Act Notice. The Initial Purchaser hereby notifies the Company, the Trust Depositor and the Trust that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record information that identifies the Company, the Trust Depositor and the Trust, such information includes the name and address of each of the Company, the Trust Depositor and the Trust and other information that will allow the Initial Purchaser to identify each other party in accordance with the Patriot Act.

Section 19. Arm’s-Length Transaction; Other Transactions.

(a) Each of the Company and the Trust Depositor acknowledges and agrees that (i) the purchase and sale of the Notes pursuant to this Agreement, including the determination of the offering price of the Notes and any related discounts and commissions, is an arm’s-length commercial transaction between the Trust, on the one hand, and the Initial Purchaser, on the other hand, (ii) in connection with the offering contemplated hereby and the process leading to such transaction, the Initial Purchaser is and has been acting solely as a principal and is not an agent or fiduciary of the Trust, the Company or the Trust Depositor or any of their respective equity holders, creditors, employees or any other party, (iii) the Initial Purchaser has not assumed and will not assume an advisory or fiduciary responsibility in favor of the Trust, the Company or the Trust Depositor with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether the Initial Purchaser has advised or is currently advising any of the Trust, the Company or the Trust Depositor on other matters) and the Initial Purchaser has no obligation to any of the Trust, the Company or the Trust Depositor with respect to the offering contemplated hereby, except the obligations expressly set forth in this Agreement, and (iv) the Initial Purchaser has not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and each of the Trust, the Company and the Trust Depositor has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

(b) Each of the Company, the Trust Depositor and the Trust acknowledges and agrees that the Initial Purchaser and its Affiliates may presently have and may in the future have investment and commercial banking, trust and other relationships with parties other than the Company, the Trust Depositor and the Trust, which parties may have interests with respect to the purchase and sale or exchange of the Notes. Although the Initial Purchaser in the course of such other relationships may acquire information about the purchase and sale or exchange of the Notes, potential purchasers of the Notes or such other parties, the Initial Purchaser shall not have any obligation to disclose such information to any of the Company, the Trust Depositor or the Trust. Furthermore, each of the Company, the Trust Depositor and the Trust acknowledges that the Initial Purchaser may have fiduciary or other relationships whereby the Initial Purchaser may exercise voting power over securities of various persons, which securities may from time to time include securities of any of the Company, the Trust Depositor or the Trust or their respective Affiliates or of potential purchasers. Each of the Company, the Trust Depositor and the Trust acknowledges that the Initial Purchaser may exercise such powers and otherwise perform any functions in connection with such fiduciary or other relationships without regard to its relationship to the Company, the Trust Depositor or the Trust hereunder.

[REST OF PAGE INTENTIONALLY LEFT BLANK]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the undersigned a counterpart hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, the Trust Depositor, the Trust and the Initial Purchaser.

Very truly yours,

HERCULES TECHNOLOGY GROWTH CAPITAL, INC.

By:
Name:
Title:

HERCULES CAPITAL FUNDING 2014-1 LLC

By:	Hercules Technology Growth Capital, Inc., its sole member

By:
Name:
Title:

HERCULES CAPITAL FUNDING TRUST 2014-1

By:	WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity but solely as Owner Trustee on behalf of the Trust

By:
Name:
Title:

Hercules Capital Funding Trust 2014-1

Note Purchase Agreement

S-1

The foregoing Agreement is hereby confirmed and
accepted as of the date first above written.

GUGGENHEIM SECURITIES, LLC as the Initial Purchaser

By:
Name:
Title:

Hercules Capital Funding Trust 2014-1

Note Purchase Agreement

S-2

SCHEDULE I

Principal Amount
$129,300,000

SCHEDULE II

TIME OF SALE INFORMATION

Hercules Capital Funding Trust 2014-1 **Priced** IAI/144A/Reg S

Note Type	SIZE	RATING		COUPON	PRICE
Rule 144A	$129,300,000	A	(sf)	3.524%	100%
IAI	$0	A	(sf)	3.524%	n/a
Reg S	$0	A	(sf)	3.524%	n/a